Exhibit 99.(i)(2)

[Letterhead of Clifford Chance US LLP]

February 25, 2008

Morgan Stanley European Equity Fund, Inc.

522 Fifth Avenue
New York, NY 10036

Re:	Opinion of Counsel regarding Post-Effective Amendment No. 24 to the
Registration Statement filed on Form N-1A under the Securities Act of 1933
(File Nos. 033-33530, 811-06040)

Dear Ladies and Gentlemen:

We have acted as counsel to Morgan Stanley European Equity Fund, Inc., a Maryland corporation (the “Fund”), in connection with the above-referenced Registration Statement (as amended, the “Registration Statement”) which relates to the Fund’s Class R and Class W shares of beneficial interest, $0.01 par value (collectively, the “Shares”).  This opinion is being delivered to you in connection with the Fund’s filing of Post-Effective Amendment No. 24 to the Registration Statement (the “Amendment”) to be filed with the Securities and Exchange Commission pursuant to Rule 485(b) of the Securities Act of 1933, as amended (the “1933 Act”), and Amendment No. 25 pursuant to the Investment Company Act of 1940, as amended.  With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.  We have reviewed the Fund’s Articles of Incorporation, as amended, and such other documents and matters as we have deemed necessary to enable us to render this opinion.

Based upon, and subject to, the foregoing, we are of the opinion that the Shares to which the Registration Statement relates will be legally and validly issued and fully paid and non-assessable by the Fund (except for the potential liability of shareholders described in the Fund’s current Statement of Additional Information under the caption “Capital Stock and Other Securities”) upon receipt by the Fund of consideration determined by the Directors to be in compliance with the Articles of Incorporation and the Fund’s issuance of the Shares pursuant to the Articles of Incorporation.

As to matters of Maryland law contained in the foregoing opinions, we have relied upon the opinion of Ballard Spahr Andrews & Ingersoll, LLP, dated February 25, 2008.

We have consented to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Fund Counsel” in the Statement of Additional Information forming a part of the Registration Statement.  In giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the 1933 Act.

Very truly yours,

/s/ Clifford Chance US LLP
Clifford Chance US LLP